SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Earliest Reported Events December 10, 1997




                                  ISRAMCO, INC.
     ----------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    Delaware
     ----------------------------------------------------------------------
                            (State of Incorporation)

              1770 St. James Place, Houston, Texas 77056 Suite 607
     ----------------------------------------------------------------------
                    (Address of principal executive offices)

                                  713-621-3882
     ----------------------------------------------------------------------
                               (Telephone number)

                   0-12500                           13-3145265
             ------------------                  -------------------
             Commission File No.                 IRS Employer ID No.




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Item 5. Other Material Events
        ---------------------

     A. The Board of Directors of Isramco, Inc. has been increased to five (5) members and Dr. Linda Canina has been elected as a new director of the Company to serve for a term of one (1) year or until the next Annual Meeting of Shareholders. Dr. Canina is a Professor of Finance at Cornell University, Ithaca, New York. Dr. Canina is also visiting Assistant Professor of Finance at the Recanati School of Business in Tel Aviv, Israel.

     B. The Company has entered into an Amendment of the Consulting Agreement between Goodrich Global L.T.D. B.V. and Isramco, Inc. to provide (i) that the Agreement be extended for a term of three (3) years through May 31, 2001 and thereafter, (ii) be automatically extended for an additional three (3) years, unless terminated by the Company on ninety (90) days' prior written notice. A copy of the Amendment to the Consulting Agreement is attached hereto as Exhibit
A. Goodrich Global L.T.D. B.V. is a company owned and controlled by Haim Tsuff, the Chairman and Chief Executive Officer of Isramco, Inc.

     C. The Board of Directors has designated Haim Tsuff and Daniel Avner as members of its Audit Committee and has designated Daniel Avner and Dr. Avihu Ginzburg as members of the Company's Stock Option Committee.

     D. The Company effective as of December 15, 1997 has formally moved its executive offices from 575 Madison Avenue, New York, New York 10022 to:

                               Isramco, Inc.
                               1770 St. James Place
                               Suite 607
                               Houston, Texas 77056

     The new telephone number and fax number of the Company is:

                     Tel (713) 621 3882 / Fax (713) 621 3988


Item 7. Exhibits
        --------

     Exhibit A - Amendment to Consulting Agreement between Isramco, Inc. and Goodrich Global L.T.D. B.V.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Isramco, Inc.
                                         (registrant)


December 18, 1997                        By: /s/  Haim Tsuff
-----------------                           ------------------------------------
    (date)                                  Haim Tsuff
                                            Chairman of the Board


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